Calculation of Filing Fee Tables
S-8
Exzeo Group, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Exzeo Group, Inc. 2021 Omnibus Incentive Plan	Other	9,157,370	$ 17.72	$ 162,268,596.40	0.0001381	$ 22,409.29
2	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Exzeo Group, Inc. 2021 Equity Incentive Plan	Other	4,963,919	$ 17.72	$ 87,960,644.68	0.0001381	$ 12,147.37
3	Equity	Common Stock, par value $0.001 per share, reserved for issuance pursuant to the Exzeo Group, Inc. 2025 Omnibus Incentive Plan	Other	10,000,000	$ 17.72	$ 177,200,000.00	0.0001381	$ 24,471.32
Total Offering Amounts:						$ 427,429,241.08		$ 59,027.98
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 59,027.98
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (the "Registration Statement") shall also cover any additional shares of the Registrant's common stock, $0.001 par value per share (the "Common Stock") that become issuable under the the Exzeo Group, Inc. 2021 Omnibus Incentive Plan (the "2021 Omnibus Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. The total number of shares registered covers 9,157,370 shares of the Registrant's Common Stock, which are issuable pursuant to the 2021 Omnibus Plan. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $17.72, the average of the high and low price per share of the Registrant's common stock as reported on the New York Stock Exchange on December 5, 2025, which date is within five business days prior to filing this Registration Statement.

[2]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Exzeo Group, Inc. 2021 Equity Incentive Plan (the "2021 Incentive Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. The total number of shares registered covers 4,963,919 shares of the Registrant's Common Stock, which are issuable pursuant to the 2021 Incentive Plan. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $17.72, the average of the high and low price per share of the Registrant's common stock as reported on the New York Stock Exchange on December 5, 2025, which date is within five business days prior to filing this Registration Statement.

[3]	Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Exzeo Group, Inc. 2025 Omnibus Incentive Plan (the "2025 Omnibus Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of common stock. The total number of shares registered covers 10,000,000 shares of the Registrant's Common Stock, which are issuable pursuant to the 2025 Omnibus Plan. The proposed maximum offering price per share is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based on a per share price of $17.72, the average of the high and low price per share of the Registrant's common stock as reported on the New York Stock Exchange on December 5, 2025, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A